UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2011

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-10865	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

100 Hayden Avenue
Lexington, Massachusetts	02421
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on May 24, 2011. As of March 31, 2011, the record date for the Annual Meeting, 21,159,942 shares were issued and outstanding, of which 19,165,340 shares of common stock of the Company were represented, in person or by proxy at the Annual Meeting, constituting a quorum. A summary of the matters voted upon by stockholders is set forth below.

1.               The Company’s stockholders have voted to elect the following persons as directors to serve until the next Annual Meeting and until their successors have been elected and qualified based upon the following votes:

	Votes For	Withheld	Abstentions	Broker Non-Votes
Joseph V. Bonventre, MD, PhD	10,614,022	5,200,378	0	3,350,940
Michael Narachi	12,375,162	3,439,238	0	3,350,940
Brian J.G. Pereira, MD	12,244,280	3,570,120	0	3,350,940
Robert J. Perez	11,970,252	3,844,148	0	3,350,940
Lesley Russell, MB.Ch.B., MRCP	12,064,939	3,749,461	0	3,350,940
Davey S. Scoon	11,970,121	3,844,279	0	3,350,940
Ron Zwanziger	11,205,665	4,608,735	0	3,350,940

2.               The proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,804,033	978,860	31,507	3,350,940

3.               The proposal on the preferred frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers received the following votes:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
9,299,784	10,771	6,473,818	30,027	3,350,940

4.               The Company’s stockholders voted to approve a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011 based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,658,904	476,524	29,912	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Senior Vice
President of Legal Affairs

Date: May 25, 2011